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                                                                EXHIBIT 23(e)(4)


                             DISTRIBUTION AGREEMENT


         Agreement, made this day of , 1998 between American Odyssey Funds, Inc., a Maryland corporation (the "Series Fund"), and CFBDS, Inc., a Massachusetts corporation (the "Distributor").

         WHEREAS, the Series Fund is a diversified, open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act") and currently offers its shares to certain separate accounts to fund variable life insurance contracts and variable annuity contracts; certain qualified plans; and life insurance companies and their affiliates; and

         WHEREAS, the Series Fund is currently divided into six separate series (each a "Fund"), each of which is established pursuant to a resolution of the Board of Directors of the Series Fund, and the Series Fund may in the future add additional Funds; and

         WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

         WHEREAS, the Series Fund desires that the Distributor act as the Series Fund's non-exclusive principal underwriter, and the Distributor is willing to accept such appointment;

         NOW, THEREFORE, the parties agree as follows:

         1.       APPOINTMENT OF THE DISTRIBUTOR

                  The Series Fund hereby appoints the Distributor as the non-exclusive principal underwriter and distributor of the Series Fund, and the Distributor hereby accepts such appointment.

         2.       SERVICES OF DISTRIBUTOR

                  (a) The Distributor will act as agent for the distribution of Series Fund shares in accordance with the prospectus and Statement of Additional Information (collectively, the "Prospectus") of the Series Fund. The Distributor shall not be obligated to make any payment to any entity in connection with such distribution activities nor obligated to offer any such shares to the public.

                  (b) The Distributor will act as principal underwriter and distributor of Series Fund shares in compliance with all applicable laws, rules, and regulations, including, without limitation, all rules and regulations made or adopted from time to time by the Securities and Exchange Commission (the "SEC") and the NASD.
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                  (c) The Series Fund agrees to make its shares available on those days on which the Series Fund calculates its net asset value pursuant to SEC rules. Notwithstanding the foregoing, the Series Fund may refuse to sell shares of any Fund to any person, or suspend or terminate the offering of shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board of Directors of the Series Fund acting in good faith and in light of their fiduciary duties, necessary or in the best interests of the shareholders of such Fund. The Series Fund agrees to notify the Distributor if and when it has determined to refuse to sell shares of any Fund. The right to redeem shares or to receive payment with respect to any redemption may be suspended only in accordance with SEC rules.

         3.       DUTIES OF THE SERIES FUND

                  (a) The Series Fund shall furnish to the Distributor copies of all information, financial statements, and other papers which the Distributor may reasonably request for use in connection with the distribution of the shares of the Series Fund, including daily net asset value information.

                  (b) The Series Fund shall take, from time to time, subject to the necessary approval of its shareholders, all necessary action to fix the number of its authorized shares and to register shares under the Securities Act of 1933 (the "1933 Act"), in order that there will be available for sale such number of shares as investors may reasonably be expected to purchase.

                  (c) The Series Fund shall use its best efforts to qualify and maintain the qualification of an appropriate number of shares of each of its Funds for sale under the securities laws of such states as the Distributor and the Series Fund may approve, if such qualification is required by such securities laws. Any such qualification may be withheld, terminated, or withdrawn by the Series Fund at any time in its discretion.

         4.       INDEMNIFICATION

                  (a) The Series Fund authorizes the Distributor to use any prospectus or statement of additional information furnished by the Series Fund from time to time, in connection with the sale of shares. The Series Fund agrees to indemnify, defend and hold the Distributor, its officers and directors, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any such counsel fees incurred in connection therewith) which the Distributor, officers and directors, or any such controlling person, may incur under the 1933 Act or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement, any prospectus or any statement of additional information or arising
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out of or based upon any omission, or alleged omission, to state a material fact required to be stated in any registration statement, any prospectus or any statement of additional information or necessary to make the statements in any of them not misleading; provided, however, that the Series Fund's agreement to indemnify the Distributor, its officers or directors, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any statements or representations made by the Distributor or its representatives or agents other than such statements and representations as are contained in any prospectus or statement of additional information and in such financial and other written statements as are furnished to the Distributor by the Series Fund; and further provided that the Series Fund's agreement to indemnify the Distributor shall not be deemed to cover any liability to the Series Fund or its shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of the Distributor's reckless disregard of its obligations and duties under this Agreement. The Series Fund's agreement to indemnify the Distributor, its officers and directors, and any such controlling person is expressly conditioned upon the Series Fund's being notified of any action brought against the Distributor, its officers or directors, or any such controlling person, such notification to be given to the Series Fund within ten days after the summons or other first legal process shall have been served. The failure so to notify the Series Fund of any such action shall not relieve the Series Fund from any liability that the Series Fund may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Series Fund's indemnity agreement contained in this paragraph 4(a). The Series Fund will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Series Fund. In the event the Series Fund elects to assume the defense of any such suit and retains counsel of good standing, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but if the Series Fund does not elect to assume the defense of any such suit, the Series Fund will reimburse the Distributor, its officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Distributor or them. The Series Fund's indemnification agreement contained in this paragraph 4(a) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributors, its officers and directors, or any controlling person, and shall survive the delivery of any of the Series Fund's shares. This agreement of indemnity will inure exclusively to the Distributor's benefit, to the benefit of the Distributor's officers and directors, and their respective estates, and to the benefit of the controlling persons and their successors. The Series Fund agrees to notify the Distributor promptly of the commencement of any litigation or proceedings against the Series Fund or any of its officers or Board members in connection with the issuance and sale of any of the Series Fund's shares.

                  (b) The Distributor agrees to indemnify, defend and hold the Series Fund, its officers and directors, and any person who controls the Series Fund within the meaning
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of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any such counsel fees incurred in connection therewith) which the Series Fund, its officers and directors, or any such controlling person, may incur under the 1933 Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Series Fund, its officers or directors, or such controlling person shall arise out of or be based upon any untrue statement, or alleged untrue statement, of a material fact contained in information furnished in writing by the Distributor and used in the answers to any of the items of the registration statement or in the corresponding statements made in the prospectus or statement of additional information, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by the Distributor to the Series Fund and required to be stated in such answers or necessary to make such information not misleading. The Distributor's agreement to indemnify the Series Fund, its officers and directors, and any such controlling person is expressly conditioned upon the Distributor being notified of any action brought against the Series Fund, its officers or directors, or any such controlling person, such notification to be given to the Distributor within ten days after the summons or other first legal process shall have been served. The failure so to notify the Distributor of any such action shall not relieve the Distributor from any liability that the Distributor may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Distributor's indemnity agreement contained in this paragraph 4(b). The Distributor will be entitled to assume the defense of any such action, with counsel of good standing chosen by the Distributor, and satisfactory to the Series Fund, if such action is based solely upon the alleged misstatement or omission of the Distributor; but if the Distributor does not elect to assume the defense of any such suit, the Distributor will reimburse the Series Fund, its officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Series Fund or them. In the event of an action that is not solely based upon the alleged misstatement or omission of the Distributor, the Series Fund, its officers, directors and controlling persons shall each have the right to participate in the defense or preparation of the defense of any such action. The Distributor's indemnification agreement contained in this paragraph 4(b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Series Fund, its officers and directors, or any controlling person, and shall survive the delivery of any of the Series Fund's shares. This agreement of indemnity will inure exclusively to the Series Fund's benefit, to the benefit of the Series Fund's officers and directors, and their respective estates, and to the benefit of the controlling persons and their successors. The Distributor agrees to notify the Series Fund promptly of the commencement of any litigation or proceedings against the Distributor or any of its officers or Board members in connection with the issuance and sale of any of the Series Fund's shares.
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         5.       DURATION AND TERMINATION OF THE AGREEMENT

                  This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as such continuance is specifically approved at least annually by the Board of Directors of the Series Fund or by a vote of a majority of the outstanding voting securities of the relevant Fund in conformity with the requirements of the 1940 Act; provided, however, that in either event the continuance is also approved by a majority of Board members who are not interested persons (as defined in the 1940 Act) of any party to this Agreement, by a vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement may be terminated by the Series Fund on 30 days' notice, without penalty, by the Board of Directors of the Series Fund or by vote of a majority of the relevant Fund's outstanding voting securities. This Agreement may be terminated by the Distributor, without penalty, on 90 days' notice. This Agreement will terminate automatically, as to the relevant Fund, in the event of its assignment (as defined in the 1940 Act and the rules thereunder).

         6.       MISCELLANEOUS PROVISIONS

                  (a) This Agreement may be amended by mutual consent, but the consent of the Series Fund must be obtained in conformity with the requirements of the 1940 Act.

                  (b) Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by certified or registered mail, return receipt requested and postage prepaid, (1) to CFBDS, Inc, at 21 Milk Street, Boston, Massachusetts 02109, Attention: Philip Coolidge; or (2) to American Odyssey Funds, Inc. at Two Tower Center, East Brunswick, NJ 08816, Attention: Secretary.

                  (c) So long as the Distributor acts as the principal underwriter and distributor of Series Fund shares, the Distributor shall not perform any services for any entity other than investment companies advised or administered by Citigroup Inc. or its subsidiaries.

                  (d) This Agreement may be executed in two or more counterparts, which taken together shall constitute one and the same instrument.

                  (e) This Agreement shall be governed by the laws of the State of New York without regard to that State's choice of law principles.

                  (f) The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
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                  IN WITNESS WHEREOF, the parties hereto have caused this
instrument to be executed by their officers designated below as of the day and year first above written.


                                          AMERICAN ODYSSEY FUNDS, INC.


                                          By:   /s/ Paul S. Feinberg
                                                -------------------------------
                                                Paul S. Feinberg
                                                Senior Vice President


                                          CFBDS, INC.


                                          By:   /s/ Linda Gibson
                                                -------------------------------
                                                Name:  Linda Gibson
                                                Title: Secretary